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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Corium International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
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January 21, 2015

Dear Stockholders:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Corium International, Inc. The meeting will be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041 on Thursday, March 12, 2015 at 1:00 p.m. (Pacific Time).

        The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Peter D. Staple Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MARCH 12, 2015:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

CORIUM INTERNATIONAL, INC.

235 Constitution Drive
Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Corium International, Inc. will be held on Thursday, March 12, 2015, at 1:00 p.m. (Pacific Time) at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041.

        We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

          1.     To elect three Class I directors of Corium International, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

          2.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

          3.     To re-approve the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

        In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on January 14, 2015 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

        Your vote as a Corium International, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at http://ir.coriumgroup.com/ or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through Computershare's website at www.computershare.com/contactus or by phone at (781) 575-2879 or toll free at (877) 373-6374.

By Order of the Board of Directors,

Peter D. Staple
 Chief Executive Officer

Menlo Park, California
January 21, 2015

 YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

CORIUM INTERNATIONAL, INC.
PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

CORIUM INTERNATIONAL, INC.

235 Constitution Drive
Menlo Park, California 94025

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

March 12, 2015

INFORMATION ABOUT SOLICITATION AND VOTING

        The accompanying proxy is solicited on behalf of the board of directors of Corium International, Inc. ("Corium") for use at Corium's 2015 Annual Meeting of Stockholders ("Annual Meeting") to be held on March 12, 2015, at 1:00 p.m. (Pacific Time), and any adjournment or postponement thereof. This proxy statement for the 2015 Annual Meeting ("Proxy Statement") and the accompanying form of proxy were first mailed to stockholders on or about January 21, 2015. An annual report on Form 10-K for the year ending September 30, 2014 is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and annual report on Form 10-K are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.

Record Date; Quorum

        Only holders of record of common stock at the close of business on January 14, 2015 ("Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 18,070,838 shares of common stock outstanding and entitled to vote.

        The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

        Stockholder of Record: Shares Registered in Your Name.    If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet or by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

        Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or any of the nominees or "WITHHOLD" your vote with respect to one or any of the nominees. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 will be obtained if the number of votes cast "FOR" the proposal at the Annual Meeting exceeds the number of votes "AGAINST" the proposal. Re-approval of limits of Section 162(m) of Internal Revenue Code of 1986, as amended ("Code"), will be obtained if the number of votes cast "FOR" the proposal at the Annual Meeting exceeds the number of votes "AGAINST" the proposal.

        Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked "abstain." Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon except where brokers can exercise discretion on "routine" matters. Under the rules and interpretations of the NASDAQ Stock Market Listing Rules, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. At our Annual Meeting, only ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the election of directors and the re-approval of the Section 162(m) limits. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

        The board of directors recommends that you vote "FOR" each of the Class I directors named in this Proxy Statement ("Proposal 1"), "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 ("Proposal 2") and "FOR" the re-approval of the Section 162(m) limits ("Proposal 3"). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated and other than as referenced in "Proposal No. 3—Re-Approval of the Section 162(m) Limits of the 2014 Equity Incentive Plan—Certain Interests of Directors."

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

  •
  vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

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  vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

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  vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

        Votes submitted by telephone or Internet must be received by 11:59 p.m. (Eastern Time) on March 11, 2015. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        Corium will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Corium and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, Corium will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Corium, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

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  delivering to the Corporate Secretary of Corium (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again by telephone or Internet; or

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  attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission ("SEC") in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        Corium is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines that set forth the role of the board of directors, director independence standards, board structure and functions, director selection considerations and other policies for the governance of the company ("Corporate Governance Guidelines"). Our Corporate Governance Guidelines are available on the Investors section of our website, which is located at http://ir.coriumgroup.com, by clicking on "Corporate Governance Guidelines," under "Corporate Governance." Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a "lead independent director." In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors, and chairs such meetings. If the chairperson is not present, the lead independent director chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

        Our board of directors believes that Corium and our stockholders are best served by having David L. Greenwood, a member of the audit committee, serve as Chairman. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Greenwood's extensive financial and business expertise in the biotechnology industry. Robert W. Thomas currently serves as lead independent director to coordinate the activities of the non-employee directors and to perform other duties and responsibilities as our board of directors may from time to time determine. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors' Role in Risk Oversight

        Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.

        Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the processes put in place by management to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Director Independence

        Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the NASDAQ Global Market ("NASDAQ"). These provide that a director is independent only if the board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

        Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        Based upon this review, our board of directors has determined that all of the non-employee members of our board (other than Mr. Greenwood) are currently independent as determined under applicable rules, regulations and listing standards of NASDAQ. All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable rules, regulations and listing standards of NASDAQ, subject to NASDAQ's phase-in rules. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Corium or any of its subsidiaries other than their directors' compensation, and (ii) they may not be an affiliated person of Corium or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing standard with respect to their affiliation with Corium and any consulting, advisory or other fees they may have received from Corium. Our board of directors has determined that, other than with respect to Mr. Greenwood, all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and NASDAQ independence requirements for such committees.

Board Committees

        Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a technology and product development committee. The composition and responsibilities of each committee are described below. Each of these committees, with the exception of the technology and product development committee, has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee and nominating and corporate governance committee are available, without charge, upon request in writing to Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025, Attn: Corporate Secretary or by clicking on "Corporate Governance" in the Investors section of our website, http://ir.coriumgroup.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

        Our audit committee is comprised of Mr. Greenwood, who is the chair of the audit committee, Dr. Bhaskar Chaudhuri and Dr. Paul Goddard. The members of our audit committee (other than Mr. Greenwood) meet the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards, which require that a majority of members of the audit committee be independent within 90 days of an issuer's initial listing and that the audit committee be fully independent within one year of the initial listing date. Mr. Greenwood is not independent under the listing standards of NASDAQ because he was employed by Corium for a period of time, which employment terminated at the end of 2014. We intend to satisfy the audit committee independence requirements of the listing standards of NASDAQ within the one-year transition period provided by Rule 10A-3 and the current NASDAQ rules. Each member of our audit committee is financially literate as required by NASDAQ listing standards. In addition, our board of directors has determined that Mr. Greenwood is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

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  selecting the independent registered public accounting firm to audit our financial statements, discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

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  ensuring the independence of the independent registered public accounting firm;

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  establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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  considering the adequacy of our internal controls and internal audit function;

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  reviewing material related party transactions or those that require disclosure; and

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  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

        Our compensation committee is comprised of Mr. Thomas, who is the chair of the compensation committee, Mr. Ronald Eastman and Dr. Goddard. The composition of our compensation committee meets the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), an outside director, as defined pursuant to Section 162(m) of the Code and is "independent" as defined in Section 5605(a)(2) of the NASDAQ rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:

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  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers and the other terms of any compensatory agreements with our executive officers;

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  reviewing and recommending to our board of directors the compensation of our non-employee directors;

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  administering our stock and equity incentive plans;

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  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

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  reviewing our overall compensation philosophy.

        The compensation committee has the sole authority and responsibility, subject to any approval by the board of directors that the compensation committee or legal counsel determines to be desirable or required by applicable law or the NASDAQ rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The compensation committee also makes recommendations to our board of directors regarding the form and amount of compensation of non-employee directors. The compensation committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the board of directors or any member of the board of directors with respect to compensation of the Chief Executive Officer and other executive officers.

        The compensation committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company ("Radford"), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for fiscal 2014. Specifically, Radford was engaged to:

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  provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

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  review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices;

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  review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and

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  review market practices on employee stock purchase plans and other equity programs.

        Representatives of Radford met informally with the chair of the compensation committee and attended the regular meetings of the compensation committee, including executive sessions from time to time without any members of management present. During fiscal 2014, Radford worked directly with the compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee's prior approval. The compensation committee has determined that none of the work performed by Radford during fiscal 2014 raised any conflict of interest.

Nominating and Corporate Governance Committee

        Our nominating and governance committee is comprised of Dr. Chaudhuri, who is the chair of the nominating and governance committee, Mr. Eastman and Mr. Thomas. The composition of our nominating and governance committee meets the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Our nominating and governance committee is responsible for, among other things:

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  identifying and recommending candidates for membership on our board of directors;

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  developing, reviewing and recommending our Corporate Governance Guidelines and policies;

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  reviewing proposed waivers of the code of business conduct and ethics for directors and code of business conduct and ethics for employees;

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  overseeing the evaluation of our board of directors on an annual basis; and

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  assisting our board of directors on corporate governance matters.

Technology and Product Development Committee

        Our technology and product development committee is comprised of Dr. Phyllis Gardner, who is the chair of the technology and product development committee, Dr. Chaudhuri, Dr. Ivan Gergel and Dr. John Kozarich. In October 2012, the board of directors formed this committee for the purpose of advising on technology and product development matters and other related matters as determined by the board of directors from time to time.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal 2014.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics for Directors ("Code of Conduct for Directors") and a Code of Business Conduct and Ethics for Employees ("Code of Conduct for Employees"). Our Code of Conduct for Directors and our Code of Conduct for Employees are posted on the Investors section of our website located at http://ir.coriumgroup.com by clicking on "Corporate Governance." Any amendments or waivers of our Code of Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Board and Committee Meetings and Attendance

        Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During fiscal 2014, our board of directors met seven times, including telephonic meetings, the audit committee held three meetings, the compensation committee held four meetings and the nominating and corporate governance committee held no meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period that such director served on the board of directors and any committee).

Board Attendance at Annual Stockholders' Meeting

        Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in April 2014 and did not have an annual meeting of our stockholders in 2014.

Presiding Director of Non-Employee Director Meetings

        The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Chairman, Mr. Greenwood, or our lead independent director, Mr. Thomas, presides over these meetings.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

        All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

        The address for these communications is:

Corium International, Inc.
c/o Corporate Secretary
235 Constitution Drive
Menlo Park, California 94025.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

        Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under "Stockholder Proposals to Be Presented at Next Annual Meeting."

Director Qualifications

        With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

        Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our Annual Meeting to be held on March 12, 2015. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2016 and 2017, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2018 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

        The nominees, and their ages, occupations and length of board service as of December 31, 2014, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Bhaskar Chaudhuri, Ph.D.(1)(3)(4)	60	Partner, Frazier Healthcare	2010
Ronald Eastman(2)(3)	62	Managing Director, Essex Woodlands	2007
Paul Goddard, Ph.D.(1)(2)	65	Advisor; Former CEO, ARYx Therapeutics, Inc.	2014

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and corporate governance committee

(4)
Member of the technology and product development committee

        Bhaskar Chaudhuri, Ph.D.    Dr. Chaudhuri has served on our board of directors since February 2010. He has been an operating partner of Frazier Healthcare, a growth equity and venture capital firm focused on emerging healthcare companies, since July 2011. He served as President of Valeant Pharmaceuticals International, a pharmaceutical company with a diverse range of products, from January 2009 to September 2010. Prior to Valeant, Dr. Chaudhuri served for seven years as Chief Executive Officer and President of Dow Pharmaceutical Sciences, Inc., a dermatology company specializing in the development of topical products that was acquired by Valeant. Before joining Dow, he served as General Manager of the Dermatology Division of Mylan Laboratories, and as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, a subsidiary of Mylan, where he was responsible for research and development activities as well as certain of the company's manufacturing operations. Prior to this, he served as Vice President of Research and Development at Penederm, Inc., a skin-products and drug delivery company. He currently serves on the board of directors at IGI

Laboratories, Inc., Silvergate Pharmaceuticals, Inc. and Thesan Pharmaceuticals, Inc. Dr. Chaudhuri holds a B.Pharm and an M.Pharm from Jadavpur University in India and a Pharm.D from the University of Louisiana. Our board of directors believes that Dr. Chaudhuri's industry management experience gives him extensive product development and commercialization knowledge, which qualifies him to serve as a member of our board of directors.

        Ronald Eastman.    Mr. Eastman has served on our board of directors since 2007. Mr. Eastman joined Essex Woodlands, a venture capital firm focused on the healthcare industry, in October 2006, as a managing director. Prior to joining Essex Woodlands, Mr. Eastman was Chief Executive Officer at Rinat Neuroscience, a private biotechnology company spun out of Genentech in late 2001. Rinat was acquired by Pfizer in 2006. From 1993 to 1999 he was Chief Executive Officer at Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer. From 1999 to 2002, Mr. Eastman had a leadership position with HCORP, a hospital-based, interactive patient services company, which was acquired by a competitor in 2001. He began his career at American Cyanamid Company, which was acquired by American Home Products (now Pfizer), where he held jobs with increasing responsibility. He currently serves as Chairman of the board of directors at Elusys Therapeutics, Inc. and on the board of directors at Revance Therapeutics, Inc., as well as on the boards of several other private companies. Mr. Eastman served on the board of directors at The Buck Institute, the largest non-profit research institute in the United States studying diseases of aging. Mr. Eastman holds a B.A. from Williams College and an M.B.A. from Columbia University. Our board of directors believes that Mr. Eastman's experience in the biotechnology industry and management expertise qualify him to serve as a member of our board of directors.

        Paul Goddard, Ph.D.    Dr. Goddard has served on our board of directors since September 2014. Dr. Goddard also serves as a business advisor to Talu Ventures (formerly Coates Myer Capital), a venture capital firm focused on medical technology, and Xoma Corp., a biotechnology company. Previously, Dr. Goddard served as Chief Executive Officer for ARYx Therapeutics, Inc., a biopharmaceutical company, from 2005 to 2012 and as Chairman of its board of directors from 2003 to 2012. From 1998 to 2000, Dr. Goddard served as Chief Executive Officer of Elan Pharmaceuticals, Inc., and, from 1991 to 1998, he served as Chief Executive Officer of Neurex Corporation. Dr. Goddard has served on the board of directors of Molecular Devices Corporation, Onyx Pharmaceuticals, Inc., A.P. Pharma, Inc., Xenoport, Inc. and Adolor Corporation, as well as on the boards of several other private companies. Dr. Goddard holds a B.Sc. (Hons) in Biochemistry from Queen Elizabeth College, University of London, and a Ph.D. in Aetiology and Pathophysiology of Colon Cancer from St. Mary's Hospital, University of London. Our board of directors believes that Dr. Goddard's experience in the life science industry and building companies qualify him to serve as a member of our board of directors.

Continuing Directors

        The directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service as of December 31, 2014, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Phyllis Gardner, M.D.(4)	64	Professor of Medicine, Stanford University	2007
David L. Greenwood(1)	63	Chairman; Former President and CEO, Geron Corporation	2010
John Kozarich, Ph.D.(4)	65	President and Chairman, ActivX Biosciences, Inc.	2007
Class III Directors:
Peter D. Staple	63	President and CEO, Corium International, Inc.	2008
Ivan Gergel, M.D.(4)	54	SVP and CMO, Nektar Therapeutics	2014
Robert W. Thomas(2)(3)	53	Partner, Aphelion Capital, LLC	2007

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and corporate governance committee

(4)
Member of the technology and product development committee

        Phyllis Gardner, M.D.    Dr. Gardner has served on our board of directors since 2007. Dr. Gardner is currently a Professor of Medicine at Stanford University, where she has held several positions since 1984, including Senior Associate Dean for Education and Student Affairs. She was an adjunct partner at Essex Woodlands from 1999 to 2014. From 1994 to 1998, she took a leave of absence to work at ALZA Corporation, an early leader in the field of oral and transdermal drug delivery, as a Principal Scientist, Vice President of Research and as Head of the ALZA Technology Institute. She has received numerous national awards and honors and also serves on the board of directors of Revance Therapeutics and Parnell Pharmaceuticals Holdings Ltd., both publicly-listed companies, as well as the Harvard Medical School Board of Fellows. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard Medical School. She trained in internal medicine at Massachusetts General Hospital, followed by a Chief Residency at Stanford University Medical Center. She completed research fellowships at the College of Physicians and Surgeons at Columbia University and University College, London, U.K. Our board of directors believes that Dr. Gardner's expertise in medicine, pharmacology and drug delivery systems qualify her to serve as a member of our board of directors.

        David L. Greenwood.    Mr. Greenwood has served on our board of directors since December 2010, as our Executive Chairman from June 2012 to December 2014 and as our Chairman since December 2014. From July 2013 to December 2014, Mr. Greenwood served as a full time employee of our company, with responsibility primarily in strategic positioning and financing. He is the former President, Chief Executive Officer, Chief Financial Officer and Director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously Chairman of the board of directors of Geron's wholly-owned subsidiary, Geron Bio-Med Limited, Chairman of the board of directors of Geron's majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc. and Clone International. He also served on the Board of Regents for Pacific Lutheran University. He is currently serving on the board of directors of Parnell Pharmaceuticals. From 1979 until joining Geron, Mr. Greenwood held various positions with J.P. Morgan & Co. Incorporated, an international banking firm. Mr. Greenwood holds a B.A. from Pacific Lutheran University and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Greenwood's financial and business expertise in the biotechnology industry qualify him to serve as a member of our board of directors.

        John W. Kozarich, Ph.D.    Dr. Kozarich has served on our board of directors since 2007. He has been the President, Chief Science Officer and Chairman of the board of directors of ActivX Biosciences, Inc., a company specializing in proteomics technologies for drug discovery and development, since February 2001. Dr. Kozarich previously served as a Vice President at Merck Research Laboratories from 1992 to 2001, where he was responsible for programs including antimicrobial drug discovery, enzymology, 5a-reductase biology, lipid biochemistry, nuclear receptors, ion channels and structural biology. Previously, Dr. Kozarich held faculty positions at the University of Maryland, College Park, and Yale University School of Medicine. He also served as Vice President, Research and Development at Alkermes, a biotechnology company that develops products based on sophisticated drug delivery technologies. He is the Chairman of the board of directors of Ligand Pharmaceuticals, Inc., a member of the board of directors of QLT, Inc., the Chief Pharmaceutical Advisor to KinDex Therapeutics, Inc., Chief Scientific Advisor for Kyorin Pharmaceutical Co. LTD (Tokyo) and is also Chair of the Board of Trustees of the Gordon Research Conferences. Dr. Kozarich has also served on numerous government and academic committees. Dr. Kozarich received a B.S. in chemistry from Boston College and a Ph.D. in biological chemistry from the Massachusetts Institute of Technology, where he was a National Science Foundation pre-doctoral Fellow. He was a National Institutes of Health post-doctoral Fellow at Harvard University. Our board of directors believes that Dr. Kozarich's experience in biomedical research and leadership experience in the pharmaceutical industry qualify him to serve as a member of our board of directors.

        Peter D. Staple.    Mr. Staple has served as our President, Chief Executive Officer and a director on our board since March 2008. He previously served as Chief Executive Officer of BioSeek, Inc., a drug discovery company applying predictive human biology, from 2002 to 2007 and as a director of BioSeek from 2002 to 2008. From 1994 to 2002, he held various positions at ALZA Corporation, most recently as Executive Vice President, Chief Administrative Officer and General Counsel, through ALZA's merger with Johnson & Johnson in 2001. Prior to joining ALZA, Mr. Staple served in senior positions at Cetus and Chiron Corporations, each a biotechnology company. Prior to entering the biotechnology industry, Mr. Staple practiced corporate and securities law with Heller Ehrman LLP. Mr. Staple serves as Chairman of the board of directors of Depomed, Inc. He holds B.A. and J.D. degrees from Stanford University. Our board of directors believes that Mr. Staple's experience in the biotechnology and drug delivery business and management expertise qualify him to serve as a member of our board of directors.

        Ivan Gergel, M.D.    Dr. Gergel has served on our board of directors since December 2014. Since May 2014, he has served as Senior Vice President of Drug Development and Chief Medical Officer at Nektar Therapeutics, a biopharmaceutical company. From 2008 to 2014, Dr. Gergel served as Executive Vice President of Research and Development and Chief Science Officer at Endo Health Solutions, Inc., a specialty healthcare solutions company. Prior to joining Endo Health Solutions, Dr. Gergel was Senior Vice President of Scientific Affairs and President of the Forest Research Institute of Forest Laboratories, Inc. Before that, Dr. Gergel served as Vice President and Chief Medical Officer at Forest Laboratories, Inc. and Executive Vice President of the Forest Research Institute. He joined Forest Laboratories, Inc. in 1998 as Executive Director of Clinical Research following nine years at SmithKline Beecham, and was named Vice President of Clinical Development and Clinical Affairs in 1999. Dr. Gergel holds an M.B.B.S/M.D. from the University of London, a degree in psychiatry from the Royal College of Psychiatrists and an M.B.A. from the University of Pennsylvania (Wharton School). Our board of directors believes that Dr. Gergel's experience in the biotechnology and drug delivery business and medical research expertise qualify him to serve as a member of our board of directors.

        Robert W. Thomas.    Mr. Thomas has served on our board of directors since 2007, and from 2007 to 2008 served as our Chief Executive Officer. Since March 2013, he has been a partner at Aphelion Capital, LLC, a venture capital firm focused on medical technology. From 1998 until 2006, he served as the President, Chief Executive Officer and member of the board directors of Fox Hollow

Technologies, Inc. a medical device company specializing in the design, development and manufacture of devices for the treatment of peripheral artery disease, and prior to serving as President and Chief Executive Officer, Mr. Thomas was Vice President of Operations for Fox Hollow. From 1997 through 1998, Mr. Thomas was Vice President of Operations for the women's health company, Conceptus Inc., and prior to that was the founder of Thomas Medical, Inc., a private medical device company that was ultimately sold to GE Healthcare. Mr. Thomas also was a manager and director of operations at Access Devices, where he worked from 1984 to 1990, which was acquired by Baxter Healthcare. From 2006 until its acquisition by Stryker in 2011, Mr. Thomas served as a member of the board of directors of Concentric Medical, Inc. From 2009 until January 2013, Mr. Thomas served as a member of the board of directors of CV Ingenuity Corp., and Mr. Thomas currently serves as a member of the board of directors for TriVascular, Inc. Mr. Thomas holds a B.A. from Ursinus College. Our board of directors believes that Mr. Thomas' extensive industry management and operations background experience qualify him to serve as a member of our board of directors.

        There are no family relationships among our directors and officers.

Director Compensation

        The following table provides information for the fiscal year ending September 30, 2014 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion of 2014. Peter D. Staple, our Chief Executive Officer, is not included in the table below because he does not receive additional compensation for his services as a director. The compensation received by Mr. Staple as an employee is shown below in "Executive Compensation—Summary Compensation Table."

Director Compensation—2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Bhaskar Chadhuri, Ph.D.	16,000	68,825	—		84,825
Gary W. Cleary, Ph.D.(3)	—	—	35,357	(5)	35,357
Ronald Eastman	—	—	—		—
Phyllis Gardner, M.D.	17,500	68,825	—		86,325
Ivan Gergel, M.D.	—	—	—		—
Paul Goddard, Ph.D.	—	—	—		—
David L. Greenwood	—	457,841	465,000	(6)	922,841
John Kozarich, Ph.D.	15,000	68,825	—		83,825
Robert W. Thomas	19,000	68,825	—		87,825
Daniel G. Welch(4)	17,500	68,825	—		86,325

(1)
Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC 718") for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by these directors. For information regarding the number of stock options held by these directors as of September 30, 2014, see the "Option Awards" column in the table below.

(2)
Option awards, other than those granted to Mr. Greenwood, vest monthly over a three-year period following the grant date of January 26, 2014. Of Mr. Greenwood's option awards, 32,178 were granted on January 27, 2014 and vest monthly over a four-year period following the grant date, 24,752 were granted on January 27, 2014 and vest monthly over a four-year period following the effective date of our initial public offering and 50,000 were granted on July 3, 2014 and vest monthly over a one-year period following the effective date of our initial public offering. Option awards have an exercise price of $4.14 per share, with the exception of the option award granted to Mr. Greenwood on July 3, 2014 that has an exercise price of $7.85 per share. As of September 30, 2014, Dr. Goddard and Dr. Gergel had not been granted any equity awards.

(3)
Dr. Cleary resigned as a director on September 15, 2014.

(4)
Mr. Welch resigned as a director on December 4, 2014.

(5)
Represents compensation paid to Dr. Cleary for services as an employee. Dr. Cleary received no compensation for services as a director.

(6)
Represents compensation paid to Mr. Greenwood for services as an employee.

        The current and former directors listed in the table above held the following number of outstanding stock options as of September 30, 2014:

Name	Option Awards
Bhaskar Chadhuri, Ph.D.	42,123
Gary W. Cleary, Ph.D.	—
Ronald Eastman	—
Phyllis Gardner, M.D.	42,123
Ivan Gergel, M.D.	—
Paul Goddard, Ph.D.	—
David L. Greenwood	244,439
John Kozarich, Ph.D.	42,123
Robert W. Thomas	43,528
Daniel G. Welch	42,123

Non-Employee Director Compensation Arrangements

        In December 2014, our board of directors adopted a new non-employee director compensation policy that provides for the following:

        Cash Compensation.    We provide an annual cash retainer fee of $40,000 to each of our non-employee directors for their services as a member of our board of directors, an annual retainer of $25,000 for service as the chair of our board of directors, as well as the following committee retainers: $15,000 for service as chair of the audit committee and $7,500 for service as a member of the audit committee; $12,000 for service as chair of the compensation committee and $6,000 for service as a member of the compensation committee; and $7,500 for service as chair of the nominating and governance committee and $3,750 for service as a member of the nominating and governance committee.

        Equity Awards.    Each newly-elected or appointed non-employee director will be granted an option to purchase 20,000 shares of our common stock. Annually, each non-employee director will be granted an additional option to purchase 12,000 shares of our common stock, if the non-employee director has served continuously as a member of our board of directors for at least one year. Each initial stock option award will vest and become exercisable in equal monthly installments over a three-year period from the grant date while each annual stock option award will vest and become exercisable in equal monthly installments over a one-year period from the grant date. We made the first set of option awards under this policy on December 4, 2014 to all of our non-employee directors other than Mr. Eastman and Mr. Greenwood.

        Options granted to non-employee directors (other than Mr. Greenwood) accelerate and vest in full in the event of a change of control. The awards have 10-year terms and terminate three months following the date the director ceases to provide continuous services to Corium or 12 months following that date if the termination is due to death or disability.

        In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

        Other Compensation.    Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has selected Deloitte & Touche LLP as Corium's independent registered public accounting firm to perform the audit of Corium's financial statements for the fiscal year ending September 30, 2015 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, Corium has determined that it is good practice to request ratification of this selection by the stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as Corium's independent registered public accounting firm.

        Deloitte & Touche LLP audited Corium's financial statements for Corium's fiscal year ending September 30, 2014. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Deloitte & Touche LLP periodically rotates the individuals who are responsible for Corium's audit.

        During fiscal 2013 and 2014, fees for services provided by Deloitte & Touche LLP were as follows:

Fees Billed to Corium	Fiscal Year 2013	Fiscal Year 2014
Audit fees(1)	$80,000	$892,042
Audit related fees(2)	$—	$—
Tax fees(3)	$—	$—
All other fees(4)	$—	$—
Total fees	$80,000	$892,042

(1)
"Audit fees" include fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our Registration Statement on Form S-1 related to our initial public offering in April 2014; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
"Audit-related fees" include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal 2013 and 2014 financial statements. Audit-related fees also include fees for benefit plan audits and consultation concerning financial accounting and reporting standards not classified as audit fees.

(3)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4)
"All other fees" include the aggregate feels billed in fiscal 2013 and 2014 for products and services provided by Deloitte & Touche LLP, other than included in "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

RE-APPROVAL OF THE SECTION 162(M) LIMITS OF THE 2014 EQUITY INCENTIVE PLAN

General

        Our 2014 Equity Incentive Plan ("2014 Plan") was initially adopted by our board of directors in March 2014 and thereafter approved by our stockholders in March 2014. The 2014 Plan became effective in April 2014 in connection with our initial public offering. The 2014 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options ("Options"), restricted stock awards ("RSAs"), stock bonus awards ("Stock Bonus Awards"), stock appreciation rights ("SARs"), restricted stock units ("RSUs") and performance awards ("Performance Awards").

        We believe that future business successes and our ability to remain competitive depend on our continuing efforts to attract, retain and motivate highly-qualified personnel. In order to be competitive as an employer in our industry, we rely on our equity-based compensation programs, including the grant of Options and other awards under the 2014 Plan, to attract and retain qualified people. Allowing employees to participate in owning shares of our common stock helps to align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly-skilled personnel that are necessary in our industry.

Proposal

        In January 2015, our board of directors directed us to submit the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan to our stockholders for re-approval for purposes of Section 162(m) of the Code. The material terms solicited for re-approval are described below under "Summary of the 2014 Plan," and include the employees eligible to receive compensation, the performance criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any employee under the 2014 Plan or the formula used to calculate the amount of such compensation if the performance goal is attained.

        We are asking our stockholders to approve the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan pursuant to Section 162(m) of the Code to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this re-approval so that we may deduct for federal income tax purposes gains attributable to awards under the 2014 Plan that, when added to the compensation payable by us to certain executive officers in any single year, exceed $1,000,000.

        Pursuant to Section 162(m) of the Code, we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any single year. Compensation includes, without limitation, cash compensation; ordinary income arising from the exercise of Options that are nonqualified stock options ("NSOs"), RSAs, SARs and RSUs; ordinary income arising from disqualifying dispositions of Options that were granted as incentive stock options ("ISOs"); and ordinary income arising from Stock Bonuses and Performance Awards conferred in cash or shares. The executive officers whose compensation is subject to deduction limitation are those that constitute "covered employees" within the meaning of Section 162(m) of the Code, which generally includes our Chief Executive Officer and certain of our most highly-compensated officers. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1,000,000 in a single year. Certain awards granted under the 2014 Plan may be designed by our compensation committee to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code. For these awards to qualify as "performance-based" compensation under Section 162(m) of the Code, our stockholders must approve the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan.

        Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2014 Plan will qualify for exemption under Section 162(m) of the Code. However, the 2014 Plan is structured with the intention that the compensation committee will have the discretion to make awards under the 2014 Plan that may qualify as "performance-based" compensation and be fully deductible if we obtain stockholder approval of the material terms, share limits, performance award dollar limit and performance criteria under the 2014 Plan. Subject to the requirements of Section 162(m) of the Code, if the material terms under our 2014 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2014 Plan to our current and future "covered employees" as defined in Section 162(m) of the Code until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

Summary of the 2014 Plan

        We adopted the 2014 Plan, which became effective in April 2014, as the successor to our 2012 Equity Incentive Plan. We initially reserved 1,000,000 shares of our common stock to be issued under our 2014 Plan. The number of shares reserved for issuance under our 2014 Plan increased automatically by 722,834 on January 1, 2015 and will increase automatically on the first day of January of each of 2016 through 2024 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31. However, our board of directors may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our 2014 Plan:

  •
  shares subject to Options or SARs granted under our 2014 Plan that cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR;

  •
  shares subject to awards granted under our 2014 Plan that are subsequently forfeited or repurchased by us at the original issue price;

  •
  shares subject to awards granted under our 2014 Plan that otherwise terminate without shares being issued;

  •
  shares surrendered, cancelled, or exchanged for cash, the same type of award or a different award (or combination thereof);

  •
  shares subject to awards granted under our 2014 Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award;

  •
  shares reserved but not issued or subject to outstanding grants under our 2012 Equity Incentive Plan on April 2, 2014;

  •
  shares subject to awards granted under our 2012 Equity Incentive Plan or 2002 Stock Option Plan prior to April 2, 2014 that cease to be subject to such awards by forfeiture or otherwise after April 2, 2014;

  •
  shares issued under our 2012 Equity Incentive Plan or 2002 Stock Option Plan pursuant to the exercise of Options that are forfeited after April 2, 2014;

  •
  shares issued under our 2012 Equity Incentive Plan that are repurchased by us at the original issue price; and

  •
  shares subject to awards granted under our 2012 Equity Incentive Plan or 2002 Stock Option Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award.

        Our 2014 Plan authorizes the award of Options, RSAs, Stock Bonus Awards, SARs, RSUs and Performance Awards (each as more fully described below). No person is eligible to receive more than 500,000 shares in any calendar year under our 2014 Plan other than a new employee of ours, who is eligible to receive no more than 1,000,000 shares under the 2014 Plan in the calendar year in which the employee commences employment. Additionally, no person is eligible to receive more than $1,000,000 in Performance Awards in any calendar year under the 2014 Plan. Further, a non-employee director is not eligible to receive more than 1,000,000 shares subject to awards under the 2014 Plan in any calendar year. Finally, no more than 10,000,000 shares shall be issued pursuant to the exercise of ISOs over the term of the 2014 Plan.

        Our 2014 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2014 Plan and has the full power to implement and carry out the 2014 Plan, except that our board of directors will establish the terms of the grant of any awards to non-employee directors.

        Our 2014 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the directors, consultants, independent contractors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of Options must be at least equal to the fair market value of our common stock on the date of grant. As of September 30, 2014, approximately 260 individuals are eligible to participate in the 2014 Plan.

        Options may vest based on time or achievement of performance conditions. Options may be vested and exercisable within the times or upon the conditions as set forth in the award agreement and our compensation committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as it determines. The maximum term of Options granted under our 2014 Plan is ten years.

        An RSU represents the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us.

        An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of an RSA will be determined by the compensation committee. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

        A SAR involves a payment, or payments, in cash or shares of our common stock (which may be subject to additional restrictions), to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

        A Performance Award is an award of a cash bonus or a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals. As noted above, no person is eligible to receive more than $1,000,000 in Performance Awards in any calendar year.

        A Stock Bonus Award is an award of shares of our common stock that may be granted as additional compensation for services to be rendered or for past services already rendered, and which may be paid in the form of cash, underlying shares or a combination of both. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us.

        Our 2014 Plan permits the grant of performance-based stock and cash awards that may qualify as "performance-based" compensation that is not subject to the $1,000,000 limitation on income tax deductibility imposed by Section 162(m) of the Code. In addition to the grant of Options or SARs that are deemed to be performance-based if issued at fair market value, our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

        Our compensation committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit, or net operating profit; (j) net profit; (k) gross margin; (l) operating expenses or operating expenses as a percentage of revenue; (m) net income; (n) earnings per share; (o) total stockholder return; (p) market share; (q) return on assets or net assets; (r) our stock price; (s) growth in stockholder value relative to a pre-determined index; (t) return on equity; (u) return on invested capital; (v) cash flow (including free cash flow or operating cash flows); (w) cash conversion cycle; (x) economic value added; (y) individual confidential business objectives; (z) contract awards or backlog; (aa) overhead or other expense reduction; (bb) credit rating; (cc) strategic plan development and implementation; (dd) succession plan development and implementation; (ee) improvement in workforce diversity; (ff) customer indicators; (gg) new product invention or innovation; (hh) attainment of research and development milestones; (ii) improvements in productivity; (jj) bookings; (kk) attainment of objective operating goals and employee metrics; and (ll) any other metric that is capable of measurement as determined by the compensation committee.

        Our compensation committee may establish performance goals and relevant performance criteria on a company-wide basis or with respect to one or more business units or subsidiaries; on a GAAP or non-GAAP basis; and in absolute terms or relative to a pre-established target. Our compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the compensation committee's original intent regarding the performance factors at the time of the initial award grant. Our compensation committee may also reduce or waive any criteria with respect to the performance factors, or adjust performance factors to take into account changes in law and accounting or tax rules as our compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code.

        In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2014 Plan, the maximum number of shares that can be granted in a calendar year, the maximum number of shares that may be issued as ISOs and the number of shares and exercise price, if applicable, of all outstanding awards under our 2014 Plan.

        Awards granted under our 2014 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, Options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. SARs granted under our 2014 Plan may be exercised within the times or upon the occurrence of events determined by the compensation committee, and Options granted under our 2014 Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

        If we are dissolved or liquidated or have a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the event of a change in control where the successor company does not assume, convert, replace, substitute or settle awards, as provided above, all awards shall have their vesting accelerate in full immediately prior to the transaction and the committee administering the 2014 Plan will notify the participants that such awards will be exercisable for a set period of time, after which the awards will terminate in full. Our 2014 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may:

  •
  arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

  •
  arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

  •
  accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

  •
  arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us; or

  •
  cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award. Notwithstanding the above, all awards granted to non-employee directors will be subject to accelerated vesting and will become exercisable in full prior to the consummation of the change in control transaction at such times and on such conditions as our compensation committee determines.

        Our 2014 Plan will terminate on March 19, 2024, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our 2014 Plan at any time. Our board of directors must obtain the approval of our stockholders if our board of directors amends our 2014 Plan in any manner that requires stockholder approval.

        The summary of the 2014 Plan provided above is a summary of the principal features of the 2014 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the full text of the 2014 Plan. A copy of the 2014 Plan is attached as Appendix A to this Proxy Statement on Schedule 14A.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2014 Plan based on federal income tax laws in effect on the date of this Proxy Statement.

        This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

        Stock Options and Stock Appreciation Rights.    A recipient of an option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to ISOs that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

        Restricted Stock Awards.    For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        Restricted Stock Units.    A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

        Other Share-Based Awards.    The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.

        Performance Awards.    No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Impact of Section 162(m)

        As described above, Section 162(m) denies an income tax deduction to any publicly-held corporation for compensation paid to its covered employees in a taxable year to the extent compensation to such covered employee exceeds $1,000,000 in a given year. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Compensation that qualifies as "performance-based" compensation is disregarded for purposes of the Section 162(m) deduction limitations described above. Generally, compensation attributable to certain stock or other awards will qualify as "performance-based" compensation if the plan contains per-employee limitations, the award is granted by a committee of the board of directors consisting solely of two or more "outside directors" and the compensation is payable only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted have been approved by stockholders. A stock option or stock appreciation right shall be considered "performance-based" compensation as described in the previous sentence solely by meeting the following requirements: the plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

New Plan Benefits

        All awards to directors, executive officers, employees and consultants are made at the discretion of the 2014 Plan administrator. Future awards to our directors, officers, employees and consultants under the 2014 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

History of Grants Under the 2014 Plan

        As of December 31, 2014, from the inception of the 2014 Plan, options to purchase a total of 780,750 shares had been granted under the 2014 Plan, none of which had been exercised and all of which remained outstanding. The options outstanding as of December 31, 2014 had a weighted-average exercise price of $5.86 per share. The closing price per share of our common stock as reported by NASDAQ on the Record Date was $6.11. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group and all current employees (excluding our executive officers and directors) as a group, from the inception of the 2014 Plan through December 31, 2014:

Name and Position	Number of Options Granted
Peter D. Staple, President and Chief Executive Officer	155,000
Robert S. Breuil, Chief Financial Officer	85,000
Parminder Singh, Ph.D., Chief Technology Officer and VP, R&D	75,000
All current executive officers as a group (3 persons)	315,000
All current non-employee directors as a group (8 persons)	138,000
All current employees as a group (excluding executive officers and directors)	327,750

Certain Interests of Directors

        In considering the recommendation of our board of directors with respect to the re-approval of the material terms of the 2014 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2014 Plan. Please see "Proposal No. 1—Election of Directors—Director Compensation" for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RE-APPROVAL OF THE SECTION 162(M) LIMITS OF OUR 2014 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors or director nominees;

  •
  each of Peter D. Staple, Robert S. Breuil and Parminder Singh, Ph.D. ("Executive Officers"); and

  •
  all of our directors, director nominees and Executive Officers as a group.

        Percentage ownership of our common stock is based on 18,070,838 shares of our common stock outstanding on the Record Date. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
Directors and Executive Officers
Peter D. Staple(1)	573,648	3.08%
Robert S. Breuil(2)	133,559	*
Bhaskar Chaudhuri, Ph.D.(3)	40,063	*
Ronald Eastman(4)	9,353,304	51.76%
Phyllis Gardner, M.D.(5)	40,063	*
Ivan Gergel, M.D.(6)	1,667	*
Paul Goddard, Ph.D.(7)	1,667	*
David L. Greenwood(8)	164,563	*
John Kozarich, Ph.D.(9)	40,063	*
Parminder Singh, Ph.D.(10)	115,194	*
Robert W. Thomas(11)	41,468	*
All officers and directors as a group(12)	10,505,259	54.74%
5% or Greater Stockholders
Broadfin Capital, LLC(13)	1,350,000	7.47%
Senzar Asset Management, LLC(14)	1,040,078	5.76%
Essex Woodlands and affiliates(15)	9,353,304	51.76%

*
Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Includes 1,000 shares of our common stock held by Mr. Staple, 18,778 shares of our common stock held by Mr. Staple and Harise Staple, Co-Trustees of The Staple Family 2006 Trust and 553,870 shares of our common stock issuable to Mr. Staple upon exercise of stock options exercisable within 60 days after the Record Date.

(2)
Includes 5,600 shares of our common stock held by Mr. Breuil and 127,959 shares of our common stock issuable to Mr. Breuil upon exercise of stock options exercisable within 60 days after the Record Date.

(3)
Includes 40,063 shares of our common stock issuable to Dr. Chaudhuri upon exercise of stock options exercisable within 60 days after the Record Date.

(4)
See footnote 15.

(5)
Includes 40,063 shares of our common stock issuable to Dr. Gardner upon exercise of stock options exercisable within 60 days after the Record Date.

(6)
Includes 1,667 shares of our common stock issuable to Dr. Gergel upon exercise of stock options exercisable within 60 days after the Record Date.

(7)
Includes 1,667 shares of our common stock issuable to Dr. Goddard upon exercise of stock options exercisable within 60 days after the Record Date.

(8)
Includes 164,563 shares of our common stock issuable to Mr. Greenwood upon exercise of stock options exercisable within 60 days after the Record Date.

(9)
Includes 40,063 shares of our common stock issuable to Dr. Kozarich upon exercise of stock options exercisable within 60 days after the Record Date.

(10)
Includes 6,940 shares of our common stock held by Dr. Singh and 108,254 shares of our common stock issuable to Dr. Singh upon exercise of stock options exercisable within 60 days after the Record Date.

(11)
Includes 41,468 shares of our common stock issuable to Mr. Thomas upon exercise of stock options exercisable within 60 days after the Record Date.

(12)
Includes 9,385,622 shares of our common stock held by all officers and directors as a group and 1,119,637 shares of our common stock issuable to all officers and directors as a group upon exercise of stock options exercisable within 60 days after the Record Date.

(13)
Share ownership information is based upon a Schedule 13G filed by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler on April 16, 2014. According to the Schedule 13G, Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler have beneficial ownership and shared voting and dispositive power with respect to 1,350,000 shares of our common stock. The address for Broadfin Capital, LLC and Kevin Kotler is c/o Broadfin Capital, LLC, 237 Park Avenue, Suite 900, New York, New York 10017. The address for Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(14)
Share ownership information is based upon a Schedule 13G filed by Senzar Asset Management, LLC, Senzar Healthcare Master Fund, Ltd., Ajay Bhalla and John R. Yanuklis on January 7, 2015. According to the Schedule 13G, Senzar Asset Management, LLC, Ajay Bhalla and John R. Yanuklis have beneficial ownership and shared voting and dispositive power with respect to 1,040,078 shares of our common stock while Senzar Healthcare Master Fund, Ltd. has beneficial ownership and shared voting and dispositive power with respect to 1,012,520 shares of our common stock. The address for Senzar Asset Management, LLC, Ajay Bhalla and John R. Yanuklis is c/o Senzar Asset Management, LLC, 400 Madison Avenue, Suite 14D, New York, New York 10017. The address for Senzar Healthcare Master Fund, Ltd. is c/o Harvey Westwood & Riegels, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(15)
Ronald Eastman is a Managing Director of Essex Woodlands, which is the sole general partner of the Essex Woodlands Ventures Fund VII, LP, and Mr. Eastman may be deemed to share voting and investment power over these shares. The address for Mr. Eastman and Essex Woodlands is c/o Essex Woodlands, 335 Bryant Street, Third Floor, Palo Alto, California 94301.

 EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of December 31, 2014, and their positions are shown below.

Name	Age	Position
Peter D. Staple	63	President and Chief Executive Officer
Robert S. Breuil	52	Chief Financial Officer
Parminder Singh, Ph.D.	51	Chief Technology Officer and Vice President, Research and Development

        Our board of directors chooses executive officers, who then serve at the board's discretion. There is no family relationship among any of our directors or executive officers.

        For information regarding Mr. Staple, please refer to Proposal 1 above titled "Election of Directors—Continuing Directors."

        Robert S. Breuil has served as our Chief Financial Officer since September 2012. Prior to that, he served as the Chief Financial Officer of Codexis, Inc., a developer of biocatalysts for the pharmaceutical and fine chemical production industries, from 2006 to September 2009. From 2002 to 2005, Mr. Breuil was the Chief Financial Officer of Aerogen, Inc., a specialty pharmaceutical company focusing on the field of aerosolized drug delivery, which was acquired by Nektar Therapeutics in October 2005. Prior to Aerogen, Mr. Breuil worked at ALZA Corporation, where he held numerous positions including Director of Corporate Planning and Analysis and Controller. In 2001, ALZA was acquired by Johnson & Johnson and Mr. Breuil stayed on as Controller until joining Aerogen in 2002. Before his industry experience, he served for eight years as a naval officer and aviator. Mr. Breuil received a B.S. from the United States Naval Academy and an M.B.A. from the Stanford Graduate School of Business.

        Parminder Singh, Ph.D. has served as our Chief Technology Officer since June 2012 and as our Vice President of Research and Development since January 2002. Dr. Singh joined Corium in 2002. Prior to working at Corium, Dr. Singh held research and development and senior management positions at Novartis International AG, an international pharmaceutical company, Ciba-Geigy AG, a pharmaceutical company that merged into Novartis and Vyteris, Inc., a specialty pharmaceutical company developing and producing transdermal systems. Dr. Singh holds a B.Pharm and an M.Pharm from Punjab University in India. He received his Ph.D. in Pharmaceutics from the University of Queensland, Australia and completed his post-doctorate fellowship at the University of California, San Francisco. He is a member of the American Association of Pharmaceutical Scientists and the Controlled Release Society.

EXECUTIVE COMPENSATION

Overview

        This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly-compensated executive officers (our "Named Executive Officers") during fiscal year 2014. The compensation provided to our Named Executive Officers for fiscal year 2014 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

        Our Named Executive Officers for fiscal year 2014 were:

  •
  Peter D. Staple, our President and Chief Executive Officer;

  •
  Robert S. Breuil, our Chief Financial Officer; and

  •
  Parminder Singh, Ph.D., our Chief Technology Officer and Vice President of Research and Development.

Summary Compensation Table

        The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ending September 30, 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total ($)
Peter D. Staple,	2014	424,789	157,500	1,115,245		212,400	4,222	(5)	1,914,156
President and Chief	2013	418,591	—	319,816		16,250	3,619	(6)	758,276
Executive Officer
Robert S. Breuil,	2014	347,290	120,000	365,932		138,900	356	(7)	972,478
Chief Financial Officer	2013	342,942	—	291,600		15,000	7,595	(8)	657,137
Parminder Singh, Ph.D.,	2014	294,670	97,500	304,947		109,000	3,146	(9)	809,263
Chief Technology Officer	2013	282,140	—	153,534	(4)	12,500	2,859	(10)	451,033
and VP, R&D

(1)
These amounts reflect discretionary cash bonuses that were awarded by our board of directors in April 2014 based on each officer's recent contributions to the progression of Corium's business.

(2)
These amounts represent the grant date fair value of the stock options granted to the Named Executive Officers during fiscal 2013 and 2014 as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 13 to the audited financial statements included in our annual report on Form 10-K for the year ending September 30, 2014 filed on December 15, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the options.

(3)
Determination of the fiscal 2014 non-equity incentive plan compensation was based on achievement against revenue and operating expense targets, completion of recapitalization and financing events, advancement of proprietary and partnered development programs and completion of public company readiness and operational integration initiatives. With respect to the fiscal 2013 bonuses, the figures represent prorated amounts for the first quarter of fiscal 2013. Each Named

  Executive Officer agreed to forfeit any bonus amounts for the last nine months of fiscal 2013, which were determined to be $105,000, $80,000 and $65,000 for Mr. Staple, Mr. Breuil and Dr. Singh, respectively.

(4)
Includes the fair value of an option to purchase shares of common stock that was issued in an option exchange in November 2012.

(5)
Includes life insurance premiums of $356 and contributions to the officer's 401(k) plan account of $3,866.

(6)
Includes life insurance premiums of $320 and contributions to the officer's 401(k) plan account of $3,299.

(7)
Includes life insurance premiums of $356.

(8)
Includes pre-employment consulting fees of $7,275 and life insurance premiums of $320.

(9)
Includes life insurance premiums of $356 and contributions to the officer's 401(k) plan account of $2,790.

(10)
Includes life insurance premiums of $320 and contributions to the officer's 401(k) plan account of $2,539.

Outstanding Equity Awards at September 30, 2014

        The following table provides information regarding each unexercised stock option held by our Named Executive Officers as of September 30, 2014:

			Number of Securities Underlying Unexercised Options(#)(1)
	Grant Date	Vesting Commencement Date				Option Exercise Price($)(2)	Option Expiration Date
Name			Exercisable		Unexercisable
Peter D. Staple	8/26/2008	3/26/2008	354,316		—	2.12	8/25/2018
	12/13/2012	12/13/2012	18,750	(3)	24,109	2.22	12/12/2022
	12/13/2012	4/23/2014	110,008	(4)	—	2.22	12/12/2022
	2/20/2013	2/20/2013	16,965	(3)	25,893	2.22	2/20/2023
	1/27/2014	1/27/2014	21,121	(3)	105,611	4.14	1/26/2024
Robert S. Breuil	12/13/2012	9/4/2012	89,108		89,109	2.22	12/12/2022
	1/27/2014	1/27/2014	6,930	(3)	34,653	4.14	1/26/2024
Parminder Singh, Ph.D.	2/12/2008	2/12/2008	14,851		—	2.12	2/11/2018
	11/12/2012	11/12/2012	43,564	(5)	—	2.22	11/11/2017
	12/13/2012	12/13/2012	14,727	(3)	18,936	2.22	12/12/2022
	2/20/2013	2/20/2013	13,324	(3)	20,339	2.22	2/19/2023
	1/27/2014	1/27/2014	5,775	(3)	28,878	4.14	1/26/2024

(1)
Unless otherwise noted in these footnotes, all stock options referenced in this table vest monthly over a four-year period with a first vesting date on the first anniversary of the vesting commencement date. All unexercisable stock options in the table, with the exception of the unexercisable stock options held by Dr. Singh, are subject to double-trigger acceleration as described in further detail below in "—Potential Payments Upon Termination or Change in Control."

(2)
Represents the fair market value of a share of our common stock, as determined by our board of directors, on the option's grant date. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and

  Estimates—Stock-Based Compensation" of our annual report on Form 10-K for a discussion of how we have valued our common stock.

(3)
Each of these options vest in equal monthly installments over a four-year period following the vesting commencement date.

(4)
This option vested in full on April 23, 2014.

(5)
This option was fully vested on the date of grant.

        On December 3, 2014, our compensation committee approved options to purchase 155,000 shares, 85,000 shares and 75,000 shares of our common stock to Mr. Staple, Mr. Breuil and Dr. Singh, respectively. These awards vest monthly over a four-year period following the grant date.

Offer Letters and Employment Arrangements

        We have entered into employee proprietary information and inventions assignment agreements with each of our Named Executive Officers. We have entered into employment offer letters with each of Mr. Staple and Mr. Breuil, and a letter agreement covering potential severance benefits with Dr. Singh, each as described below. The employment of each Named Executive Officer is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Mr. Staple's Employment Offer Letter

        On March 14, 2008, we entered into an employment offer letter with Mr. Staple in connection with his appointment as our President and Chief Executive Officer. His employment agreement provided for an annual base salary of $375,000, subject to annual review by our board of directors, and eligibility for an annual bonus, health insurance and other employee benefits as we established for our executives from time to time. In addition, we committed to grant him an option to purchase 350,219 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Staple's employment offer was subject to his execution of our standard employee proprietary information and inventions assignment agreement. Mr. Staple's offer letter provides for "at will" employment.

        If we terminate Mr. Staple's employment without cause (as defined in his offer letter) or if Mr. Staple resigns for good reason (as defined in his offer letter) and he delivers a customary release of claims, he would be entitled to (i) 12 months of his then current annual salary, (ii) an amount equal to his then current target bonus and a pro-rated portion of his target bonus for the portion of the then current year served prior to termination and (iii) the monthly medical insurance premium under COBRA for 12 months or cash payments in an amount equal thereto.

Mr. Breuil's Offer Letter

        On August 28, 2012, we entered into an employment offer letter with Mr. Breuil in connection with his appointment as our Chief Financial Officer. His employment agreement provided for an annual base salary of $340,000, subject to annual review by our board of directors, and eligibility for an annual bonus, health insurance and other employee benefits as we established for our executives from time to time. In addition, we committed to grant him an option to purchase 138,613 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Breuil's employment offer was subject to his execution of our standard employee proprietary information and inventions assignment agreement. Mr. Breuil's offer letter provides for "at will" employment.

        If we terminate Mr. Breuil's employment without cause (as defined in his offer letter) or if Mr. Breuil resigns for good reason (as defined in his offer letter) within one year after a liquidation event (as defined in his offer letter) (or prior to a liquidation event but after the Company enters into a definitive agreement for a transaction that, if consummated, would constitute a liquidation event) and he delivers a customary release of claims, he would be entitled to (i) 12 months of his then current annual salary, (ii) an amount equal to his then current base salary multiplied by the average percentage of base pay reflected in the bonuses he received for the two most recent years prior to termination and (iii) the monthly medical insurance premium under COBRA for 12 months or cash payments in an amount equal thereto.

Dr. Singh's Severance Benefits Letter

        On June 10, 2013, we entered into a severance benefits letter agreement with Dr. Singh that provides that if we terminate Dr. Singh's employment without cause (as defined in his letter) or if Dr. Singh resigns for good reason (as defined in his letter) and he delivers a release of claims agreement in a form satisfactory to us, he would be entitled to 12 months of his then current annual salary and the monthly medical insurance premium under COBRA for 12 months or cash payments in an amount equal thereto.

Forfeiture Letters

        In March 2014, we entered into letter agreements with each of Mr. Staple, Mr. Breuil and Dr. Singh, pursuant to which each executive agreed to forfeit any bonuses for the last nine months of fiscal 2013.

Potential Payments upon Termination or Change in Control

        The Named Executive Officers are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change in control of our company. The actual amounts that would be paid or distributed to an eligible Named Executive Officer as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the Named Executive Officer's base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with the Named Executive Officers to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each Named Executive Officer would also be able to exercise any previously vested stock options that he held. Finally, the Named Executive Officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with the law and those plans and policies.

        In the event of a qualifying termination of employment, the Named Executive Officers shall be eligible to receive the payments and benefits as described above in "—Offer Letters and Employment Agreements." The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in favor of our company or successor company. With respect to our Chief Technology Officer and Vice President of Research and Development (Dr. Singh) only, these benefits are in effect for three years after the date of his severance benefits letter, subject to extension by written agreement signed by Dr. Singh and one of our authorized officers.

        In addition, in the event of a termination of the employment of Mr. Staple or Mr. Breuil by us without "cause" or by such officer for "good reason" (as such terms are defined in their respective offer letters) within one year following a liquidation event (or with respect to Mr. Breuil, prior to a liquidation event but after the Company enters into a definitive agreement for a transaction that, if consummated, would constitute a liquidation event) the then outstanding and unexercisable options held by such officer will vest with respect to 100% of the shares.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of September 30, 2014 with respect to compensation plans under which shares of our common stock may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,089,586	(1)	$2.92	949,887	(2)
Equity compensation plans not approved by security holders	—		$—	—
Total	2,089,586		$2.92	949,887

(1)
Includes our 2002 Stock Option Plan, StrataGent 2003 Stock Option Plan, 2012 Equity Incentive Plan and 2014 Equity Incentive Plan. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan.

(2)
There are no shares of common stock available for issuance under our 2002 Stock Option Plan, StrataGent 2003 Stock Option Plan or 2012 Equity Incentive Plan, but those plans continue to govern the terms of options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2002 Stock Option Plan or the 2012 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2014 Equity Incentive Plan. In addition, there are 949,887 shares of common stock available for issuance under our 2014 Equity Incentive Plan and the number of shares reserved for issuance under our 2014 Equity Incentive Plan increased automatically by 722,834 on January 1, 2015 and will increase automatically on the first day of January of each of 2016 through 2024 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31, or a lower number approved by our board of directors or compensation committee. There are 310,000 shares of common stock available for issuance under the 2014 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan increased automatically by 181,994 on January 1, 2015 and will increase automatically on the first day of January of each year during the term of the 2014 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31, or a lower number approved by our board of directors or compensation committee.

RELATED PARTY TRANSACTIONS

        In addition to the executive officer and director compensation arrangements discussed above under "Executive Compensation" and "Proposal No. 1—Election of Directors—Director Compensation," respectively, since October 1, 2013, we were a party to the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest. We refer to such persons collectively as related parties.

Recapitalization

        In September 2007, we entered into two repurchase agreements pursuant to which we agreed to repurchase 323,808 shares of our common stock at a repurchase price of $9.265 per share from a trust affiliated with Gary Cleary, a former member of our board of directors, or the Cleary Trust, and from Adrian Faasse, one of our founders and former Chief Executive Officer. Pursuant to the terms of these repurchase agreements, we had an outstanding obligation upon the occurrence of certain specified events to repurchase 132,073 and 215,872 shares of common stock from the Cleary Trust and Mr. Faasse, respectively.

        In December 2013, we entered into an amendment and conversion agreement with Essex Woodlands pursuant to which we and Essex Woodlands (i) amended the convertible notes held by Essex Woodlands and other investors to provide that they would automatically convert either into 2,036,555 shares of our common stock immediately prior to the closing of our initial public offering or into shares of our Series C preferred stock convertible into 2,036,555 shares of our common stock immediately prior to the first closing of a qualified equity financing (if prior to the closing of our initial public offering); (ii) amended the terms of the subordinated note to provide that it would automatically convert either into 3,387,146 shares of our common stock immediately prior to the closing of our initial public offering or into shares of a new series of our preferred stock (with identical rights, preferences and privileges as our Series C preferred stock, but with a liquidation preference of one times its original issue price) convertible into 3,387,146 shares of our common stock immediately prior to the first closing of a qualified equity financing (if prior to the closing of our initial public offering); and (iii) required Essex Woodlands to effect the automatic conversion of all outstanding shares of our preferred stock in connection with the completion of our initial public offering. In connection with the completion of our initial public offering in April 2014, we issued to Essex Woodlands a total of 5,387,044 shares of common stock pursuant to the terms of this agreement.

        Simultaneously, we also entered into a repurchase agreement pursuant to which we agreed to repurchase 497,005 and 580,804 shares of our common stock for an aggregate repurchase price of $2.2 million and $3.0 million from the Cleary Trust and Mr. Faasse, respectively. These repurchases occurred in connection with the closing of our initial public offering and satisfied in full all of our remaining obligations under the repurchase agreements.

Review, Approval or Ratification of Transactions with Related Parties

        The charter of our audit committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our audit committee. Our related party transactions policy does not permit our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons, to enter into any transaction with us, irrespective of the amounts involved, without first submitting the transaction to our Chief Financial Officer for his determination of what approvals are required under the policy, and the review and approval of the chair of our audit committee, or another member of our audit committee in the event it is inappropriate for the chair of our audit committee to review such transaction due to a conflict of interest. In approving or rejecting any such proposal, our approving committee member will consider the relevant and available facts and circumstances, including, but not limited to, the related party's relationship to Corium and interest in the transaction, the material facts of the proposed transaction, including the proposed aggregate value of such transaction, the rationale for the proposed transaction and the impact on a director's independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated. Our approving committee member shall approve only those transactions with related parties that, in light of known circumstances, are in or are not inconsistent with, the best interests of Corium and our stockholders, as determined in such member's good faith exercise of discretion.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of Corium's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Corium under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Corium specifically incorporates it by reference.

        The audit committee has reviewed and discussed with Corium's management and Deloitte & Touche LLP the audited financial statements of Corium for the year ending September 30, 2014. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).

        The audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Corium.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Corium's annual report on Form 10-K for the year ending September 30, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
David L. Greenwood, Chair
Bhaskar Chaudhuri, Ph.D.
Paul Goddard, Ph.D.

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Corium's bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025, Attn: Corporate Secretary.

        To be timely for the 2016 Annual Stockholder's Meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Corium not earlier than 5:00 p.m. (Pacific Time) on November 28, 2015 and not later than 5:00 p.m. (Pacific Time) on December 28, 2015. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Corium's bylaws.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Corium's 2016 Annual Meeting must be received by the Company not later than September 23, 2015 in order to be considered for inclusion in Corium's proxy materials for that Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Corium's directors, executive officers and any persons who own more than 10% of Corium's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Corium with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Corium and written representations from the directors and executive officers, Corium believes that all Section 16(a) filing requirements were timely met in 2014.

Available Information

        Corium will mail without charge, upon written request, a copy of Corium's annual report on Form 10-K for the year ending September 30, 2014, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025
Attn: Investor Relations

OTHER MATTERS

        The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CORIUM INTERNATIONAL, INC.

2014 EQUITY INCENTIVE PLAN

1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.    SHARES SUBJECT TO THE PLAN.

        2.1.    Number of Shares Available.    Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 1,000,000 (after giving effect to the reverse stock split effected on or about March 21, 2014, or the "Stock Split") plus (i) any reserved shares not issued or subject to outstanding grants under the Company's 2012 Equity Incentive Plan (the "Prior Plan") on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

        2.2.    Lapsed, Returned Awards.    Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

        2.3.    Minimum Share Reserve.    At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

        2.4.    Automatic Share Reserve Increase.    The number of Shares available for grant and issuance under the Plan shall be automatically increased January 1 of each of the calendar years 2015 through 2024, by the lesser of (i) four percent (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

        2.5.    Limitations.    No more than ten million (10,000,000) Shares (after giving effect to the Stock Split) shall be issued pursuant to the exercise of ISOs.

        2.6.    Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.    ELIGIBILITY.    ISOs may be granted only to eligible Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than Five Hundred Thousand (500,000) Shares (after giving effect to the Stock Split) in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to be granted up to a maximum of One Million (1,000,000) Shares (after giving effect to the Stock Split) in the calendar year in which they commence their employment.

4.    ADMINISTRATION.

        4.1.    Committee Composition; Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

          (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

          (b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

          (c)   select persons to receive Awards;

          (d)   determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

          (e)   determine the number of Shares or other consideration subject to Awards;

          (f)    determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

          (g)   determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

          (h)   grant waivers of Plan or Award conditions;

          (i)    determine the vesting, exercisability and payment of Awards;

          (j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

          (k)   determine whether an Award has been earned;

          (l)    determine the terms and conditions of any, and to institute any Exchange Program;

          (m)  reduce or waive any criteria with respect to Performance Factors;

          (n)   adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

          (o)   adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

          (p)   make all other determinations necessary or advisable for the administration of this Plan; and

          (q)   delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

        4.2.    Committee Interpretation and Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

        4.3.    Section 162(m) of the Code and Section 16 of the Exchange Act.    When necessary or desirable for an Award to qualify as "performance-based compensation" under Section 162(m) of the Code the Committee shall include at least two persons who are "outside directors" (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such "outside directors" shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such "outside directors" then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more "non-employee directors" (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        4.4.    Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

        4.5.    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, or any other applicable law.

5.    OPTIONS.    An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1.    Option Grant.    Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

        5.2.    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3.    Exercise Period.    Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

        5.4.    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

        5.5.    Method of Exercise.    Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (a)    Termination of Service.    If the Participant's Service terminates for any reason except for Cause or the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates no later than three (3) months after the date Participant's Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant's Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

          (b)    Death.    If the Participant's Service terminates because of the Participant's death (or the Participant dies within three (3) months after Participant's Service terminates other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant's legal representative, or authorized assignee, no later than twelve (12) months after the date Participant's Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

          (c)    Disability.    If the Participant's Service terminates because of the Participant's Disability, then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the date Participant's Service terminates (with any exercise beyond (a) three (3) months after the date Participant's Service terminates when the termination of Service is for a Disability that is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant's Service terminates when the termination of Service is for a Disability that is a "permanent and total disability" as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

          (d)    Cause.    If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

        5.6.    Limitations on Exercise.    The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        5.7.    Limitations on ISOs.    With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

        5.8.    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

        5.9.    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS.    A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions ("Restricted Stock"). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

        6.1.    Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty

(30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

        6.2.    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

        6.3.    Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant's Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

        6.4.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

7.    STOCK BONUS AWARDS.    A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

        7.1.    Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant's Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

        7.2.    Form of Payment to Participant.    Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

        7.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

8.    STOCK APPRECIATION RIGHTS.    A Stock Appreciation Right ("SAR") is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

        8.1.    Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant's termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

        8.2.    Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

        8.3.    Form of Settlement.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

        8.4.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

9.    RESTRICTED STOCK UNITS.    A Restricted Stock Unit ("RSU") is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

        9.1.    Terms of RSUs.    The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant's termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant's Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

        9.2.    Form and Timing of Settlement.    Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

        9.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

10.    PERFORMANCE AWARDS.    A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

        10.1.    Terms of Performance Shares.    The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant's termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $1,000,000 in Performance Awards in any calendar year under this Plan.

        10.2.    Value, Earning and Timing of Performance Shares.    Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

        10.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee).

11.    PAYMENT FOR SHARE PURCHASES.    Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

          (a)   by cancellation of indebtedness of the Company to the Participant;

          (b)   by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

          (c)   by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

          (d)   by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

          (e)   by any combination of the foregoing; or

          (f)    by any other method of payment as is permitted by applicable law.

12.    GRANTS TO NON-EMPLOYEE DIRECTORS.    Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 1,000,000.

        12.1.    Eligibility.    Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

        12.2.    Vesting, Exercisability and Settlement.    Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

        12.3.    Election to receive Awards in Lieu of Cash.    A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.    WITHHOLDING TAXES.

        13.1.    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.

        13.2.    Stock Withholding.    The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.    TRANSFERABILITY.

        14.1.    Transfer Generally.    Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, or (B) the Participant's guardian or legal representative; (ii) after the Participant's death, by the legal representative of the Participant's heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

        14.2.    Award Transfer Program.    Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder's continued service to the Company or its Parent or any Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

        15.1.    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

        15.2.    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a "Right of Repurchase") a portion of any or all Unvested Shares held by a Participant following such Participant's termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant's Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Purchase Price or Exercise Price, as the case may be.

16.    CERTIFICATES.    All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS.    Without prior stockholder approval, the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant's employment or other relationship at any time.

21.    CORPORATE TRANSACTIONS.

        21.1.    Assumption or Replacement of Awards by Successor.    In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant's consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.

          (a)   The continuation of an outstanding Award by the Company (if the Company is the successor entity).

          (b)   The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

          (c)   The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

          (d)   The full acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company's right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

          (e)   The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant's continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

        The Board shall have full power and authority to assign the Company's right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

        21.2.    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

        21.3.    Non-Employee Directors' Awards.    Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company's stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant's Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.    INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by Employees, officers and/or directors of the Company.

27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.    All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant's employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.    DEFINITIONS.    As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

          28.1.  "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

          28.2.  "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

          28.3.  "Award Agreement" means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

          28.4.  "Award Transfer Program" means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

          28.5.  "Board" means the Board of Directors of the Company.

          28.6.  "Cause" means (i) Participant's willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant's commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant's willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time as provided in Section 20 above, and the term "Company" will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of "Cause" may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

          28.7.  "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          28.8.  "Committee" means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

          28.9.  "Common Stock" means the common stock of the Company.

          28.10.  "Company" means Corium International, Inc., or any successor corporation.

          28.11.  "Consultant" means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

          28.12.  "Corporate Transaction" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

          28.13.  "Director" means a member of the Board.

          28.14.  "Disability" means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

          28.15.  "Effective Date" means the day immediately prior to the date of the underwritten initial public offering of the Company's Common Stock pursuant to a registration statement that is declared effective by the SEC.

          28.16.  "Employee" means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          28.17.  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          28.18.  "Exchange Program" means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

          28.19.  "Exercise Price" means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

          28.20.  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

            (a)   if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

            (b)   if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

            (c)   in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

            (d)   if none of the foregoing is applicable, by the Board or the Committee in good faith.

          28.21.  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

          28.22.  "IRS" means the United States Internal Revenue Service.

          28.23.  "Non-Employee Director" means a Director who is not an Employee of the Company or any Parent or Subsidiary.

          28.24.  "Option" means an award of an option to purchase Shares pursuant to Section 5.

          28.25.  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          28.26.  "Participant" means a person who holds an Award under this Plan.

          28.27.  "Performance Award" means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

          28.28.  "Performance Factors" means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

            (a)   Profit Before Tax;

            (b)   Billings;

            (c)   Revenue;

            (d)   Net revenue;

            (e)   Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

            (f)    Operating income;

            (g)   Operating margin;

            (h)   Operating profit;

            (i)    Controllable operating profit, or net operating profit;

            (j)    Net Profit;

            (k)   Gross margin;

            (l)    Operating expenses or operating expenses as a percentage of revenue;

            (m)  Net income;

            (n)   Earnings per share;

            (o)   Total stockholder return;

            (p)   Market share;

            (q)   Return on assets or net assets;

            (r)   The Company's stock price;

            (s)   Growth in stockholder value relative to a pre-determined index;

            (t)    Return on equity;

            (u)   Return on invested capital;

            (v)   Cash Flow (including free cash flow or operating cash flows)

            (w)  Cash conversion cycle;

            (x)   Economic value added;

            (y)   Individual confidential business objectives;

            (z)   Contract awards or backlog;

            (aa) Overhead or other expense reduction;

            (bb) Credit rating;

            (cc)  Strategic plan development and implementation;

            (dd) Succession plan development and implementation;

            (ee) Improvement in workforce diversity;

            (ff)  Customer indicators;

            (gg) New product invention or innovation;

            (hh) Attainment of research and development milestones;

            (ii)   Improvements in productivity;

            (jj)   Bookings;

            (kk) Attainment of objective operating goals and employee metrics; and

            (ll)   Any other metric that is capable of measurement as determined by the Committee.

          The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the

  Committee's original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

          28.29.  "Performance Period" means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

          28.30.  "Performance Share" means an Award granted pursuant to Section 10 or Section 12 of the Plan.

          28.31.  "Permitted Transferee" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee's household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

          28.32.  "Person" shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

          28.33.  "Plan" means this Corium International, Inc. 2014 Equity Incentive Plan.

          28.34.  "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

          28.35.  "Restricted Stock Award" means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

          28.36.  "Restricted Stock Unit" means an Award granted pursuant to Section 9 or Section 12 of the Plan.

          28.37.  "SEC" means the United States Securities and Exchange Commission.

          28.38.  "Securities Act" means the United States Securities Act of 1933, as amended.

          28.39.  "Service" shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.38, an employee shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider's Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

          28.40.  "Shares" means shares of the Common Stock and the common stock of any successor security.

          28.41.  "Stock Appreciation Right" means an Award granted pursuant to Section 8 or Section 12 of the Plan.

          28.42.  "Stock Bonus" means an Award granted pursuant to Section 7 or Section 12 of the Plan.

          28.43.  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          28.44.  "Treasury Regulations" means regulations promulgated by the United States Treasury Department.

          28.45.  "Unvested Shares" means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CORIUM INTERNATIONAL, INC. 235 CONSTITUTION DRIVE MENLO PARK, CA 94025 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M81145-P58231 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. CORIUM INTERNATIONAL, INC. The Board of Directors recommends you vote FOR each of the Class I directors: For Withhold For All AllAllExcept ! !! 1. Election of Directors Nominees: 01) Bhaskar Chaudhuri, PhD 02) Ronald Eastman 03) Paul Goddard, PhD For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015. 3. To re-approve the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to section 162(m). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M81146-P58231 CORIUM INTERNATIONAL, INC. Annual Meeting of Stockholders March 12, 2015, 1:00 PM (Pacific Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Peter D. Staple and Robert S. Breuil, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CORIUM INTERNATIONAL, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM (Pacific Time) on March 12, 2015, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side